744377-9
CORP COMMISSION FOR THE STAET OF ARIZONA


ARTICLES OF INCORPORATION
OF
PURE STEEL CUSTOME CYCLES, INC.



ARTICLE I
The name of the corporation shall be PURE STEEL CVSTOM CYCLES, INC.


ARTICLE II

The purpose for which this corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the laws of the State of Arizona, as they may be amended from time to time.

ARTICLE III
The corporation initially intends to engage in the manufacturing and selling of custom motorcycles.


ARTICLE IV

The corporation shall have. the authority to iissue 1,000,000 shares of atock, the par Value Of such shares being One ($1.00) Dollar.

ARTICLE V

The name and aadreme of the initial statutory agent of the corporation is:
Jack Assini
Cielo Do Las Cabollos RzLnch
34495 South Val Verde Drive
P.O. Box 117
Oracle, Arizona 85623

ARTICLE VI

The known place ofbusinams of the corporation in the County of Pinal, State of Arizona, is:

Pure Steel Custum Cycles, Inc.
Ciclo De Los Caballos Ranch
P.Q. Box 117
Oracle, Arizona 85623


ARTICLE VII

The initial Board of Directors shall Consists of two (2) directors to serve as directors until the first annual meeting, of shareholders or until his or her successor is elected and qualified:


Danny Elzy
7784 North Casimir Pulaski
Tucson, Arizoria, 85741


Oscar Coca
100 Eaet Orange Grove Road
Tucson, Arizona 85704


ARTICLE VII

The incorporators at the corporation are:


Danny Elzy
7794 North Casimir Pulaski
Tucson, Arizona, 85741

Oscar Coca
100 East Orange Grove Road
Tucson, Arizona 45704


ARTICLE IX

The holders of the common stock of the corporation Shall have, from time to time, pre-emptivia rights as to the common (and Preferred) istock than or thereafter authorized to be issued, including Treasury stock. No resolution of the Board of Directors authorizing the issuance of stock to which Pre-emptive rights shall attach may require such rights to be exercised within less than thirty (30) days.

ARTICLE X

The private property of the shareholdecs shall be exempt from liability for corporate debts.

In WITNESS WHERFOF, tor the purpose of forming PURE STEEL CUSTOM CYCLES, INC. under the laws of the State of Arizona, being the incorporators named herein, have *tpcluted these Articl'ez of rrxcatporation, this 7 day o March, 1993.

I, Jobn J. Assini, Esq.having been designated to act as Statutory Agent, hereby consnet to act in that capacity until removed or resignation is submitted in accordance with the Arizona Revised Statutes..

John J. Assini
Statutory Agent

STATE OF ARIZONA
COUNTY OF PIMA

SUBSCRIBED AND SWORN TO before me this 7th day of March, 1995, by Oscar
Coca.

SUBSCRIBED AND SWORN TO before me this 7th day of March, 1995, Danny Elzy.



My Commission Expires
My Commission Expires July 6, 1996

R E C E I V E D
DEC 27 1999
ARIZONA CORP COMMISSION
CORPORATIONS DIVISION


AMENDED

ARTICLES OF INCORPOPATION
OF
PURE STEEL CUSTOM CYCLES, INC


ARTICLE I

The name of the corporation shall be PURE STEEL CUSTOM CYCLES, INC.


ARTICLE II

The purpose for which this corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the laws of the State of Arizona, as they may be amended from time to time.


ARTICLE III

The corporation initially intends to engage in the manufacturing and selling of custom motorcycles and accessories.


ARTICLE IV

The corporation shall have the authority to issue twenty-five million (25,000,000) shares of common stock and the authority to issue three-hundred thousand (300,000) shares of preferred stock.


ARTICLE V

The name and address of the initial statutory agent of the corporation is


John J. Assini
7493 N. Oracle Road
Suite #213
Tucson, Arizona 85704

ARTICLE VI

The known place of business of the corporation in the County of Maricopa, State of Arizona, is:


Pure Steel Custom Cycles, Inc.
4010 Grand Avenue
Suite 16
Phoenix, Arizona 85019


ARTICLE VII

The initial Board of Directors shall consists of two (2) directors to serve as directors until the first annual meeting of shareholders or until his or her successor is elected and qualified:


Danny Elzy
c/o McDade & Assini, P.C.
7493 N. Oracle Rd.
Suite #213
Tucson, Arizona 85704

Oscar Coca
c/o McDade & Assini, P.C.
7493 N. Oracle Rd.
Suite #213
Tucson, Arizona 85704


ARTICLE VIII

The incorporators of the corporation are:


Danny Elzy
c/o McDade & Assini, P.C.
7493 N. Oracle Rd.
Suite #213
Tucson, Arizona 8S704



Oscar Coca
c/o McDade & Assini, P.C.
7493 N. Oracle Rd.
Suite #213
Tucson, Arizona 85704

ARTICLE IX

The holders of the common stock of the corporation shall have, from time to time , pre-emptive rights as to the common (and Preferred) stock then or thereafter authorized to be issued, including Treasury stock. No resolution of the Board of Directors authorizing the issuance of stock to which pre-emptive rights shall attach may require such rights to be exercised within less than thirty (30) days.

ARTICLE X

The private property of the shareholders shall be exempt from liability for corporate debts.




In WITNESS WHEREOF, for the purpose of forming PURE STEEL CUSTOM
CYCLES, INC. under the laws of the State of Arizona, being the incorporators named herein, have executed these Amended Articles of Incorporation, this 15 day of DEC,1999.

OSCAR COCA                     DANNY ELZY

I, John J. Assini, Esq., having been designated to act as Statutory Agent, hereby consent to act in that capacity until removed or resignation is submitted in accordance with the Arizona Revised
Statutes.

Statutory Agent
John J. Assini


STATE OF ARIZONA

COUNTY OF PIMA

SUBSCRIBED AND SWORN TO before me this 15 day of December, 1999, by
Oscar Coca.

SUBSCRIBED AND SWORN TO before me this 15 day of December, 1999 by
Danny Elzy.

Notary Public


TROY L. GLENN Notary Public - Arizona MARICOPA COUNTY

My Commission Expires: May 1,2001
MY Commission Expires May 1, 2001